Exhibit 10(a)25

FIRST AMENDMENT
TO THE
SOUTHERN COMPANY
EMPLOYEE SAVINGS PLAN

WHEREAS, Southern Company Services, Inc. adopted the latest amendment and restatement of The Southern Company Employee Savings Plan (“Plan”), effective as of January 1, 2018;
WHEREAS, pursuant to Section 15.1 of the Plan, the Southern Company Employee Savings Plan Committee (“Administrative Committee”) may amend the Plan, provided the amendment either (a) does not involve a substantial increase in cost to any Employing Company, or (b) is necessary, proper, or desirable in order to comply with applicable laws or regulations enacted or promulgated by any federal or state governmental authority and to maintain the qualified status of the Plan; and
WHEREAS, the Administrative Committee, in its settlor capacity, desires to amend the Plan to (i) permit Participants to continue making loan repayments following termination of employment; (ii) provide for cessation of participation for employees of Pivotal Home Solutions, Elizabethtown Gas, Elkton Gas, Florida City Gas, and Southern Power Company who are no longer Employees due to the divestitures that have occurred or will occur during 2018; and (iii) provide for full vesting for the Accounts of employees of Pivotal Home Solutions, Elizabethtown Gas, Elkton Gas, Florida City Gas, and Southern Power Company who are no longer Employees due to the divestitures that have occurred or will occur during 2018.
NOW, THEREFORE, pursuant to resolutions adopted on August 1, 2018 and October 22, 2018, the Administrative Committee hereby amends the Plan as follows, effective as specified below:
1.
The Plan is hereby amended by adding a new Section 3.7 to read as follows:
3.7    Provisions Regarding Divestitures.
(a)    Pivotal Home Solutions.
(1)    Cessation of Participation. Effective as of June 4, 2018, (i) Nicor Energy Services Company d/b/a Pivotal Home Solutions will cease to be an affiliated company of Southern Company Gas for purposes of determining Employing Company status under the Plan; and (ii) Participants who cease to be Employees due to the sale of Nicor Energy Services Company d/b/a Pivotal Home Solutions will cease to be eligible to actively participate in the Plan.
(2)    Vesting Acceleration. Effective as of June 4, 2018, Participants who cease to be Employees due to the sale of Nicor Energy Services Company d/b/a Pivotal

Home Solutions will be deemed to be fully vested in their Accounts for all purposes hereunder.
(b)    Elizabethtown Gas and Elkton Gas.
(1)    Cessation of Participation. Effective as of July 1, 2018, Participants who cease to be Employees due to the sale of certain assets of Pivotal Utility Holdings, Inc. (i.e., the Elizabethtown Gas and Elkton Gas divisions) will cease to be eligible to actively participate in the Plan.
(2)    Vesting Acceleration. Effective as of July 1, 2018, Participants who cease to be Employees due to the sale of the assets of Pivotal Utility Holdings, Inc. (i.e., the Elizabethtown Gas and Elkton Gas divisions) will be deemed to be fully vested in their Accounts for all purposes hereunder.
(c)    Florida City Gas.
(1)    Cessation of Participation. Effective as of July 29, 2018, (i) Pivotal Utility Holdings, Inc. will cease to be an affiliated company of Southern Company Gas for purposes of determining Employing Company status under the Plan; and (ii) Participants who cease to be Employees due to the sale of the stock of Pivotal Utility Holdings, Inc. (holding the Florida City Gas division) will cease to be eligible to actively participate in the Plan.
(2)    Vesting Acceleration. Effective as of July 29, 2018, Participants who cease to be Employees due to the sale of the stock of Pivotal Utility Holdings, Inc. (i.e., the Florida City Gas division) will be deemed to be fully vested in their Accounts for all purposes hereunder.
(d)    Southern Power Company.
(1)    Cessation of Participation. Effective as of December 4, 2018, Participants who cease to be Employees due to the sale of Southern Power Company’s equity interests in Southern Company – Florida LLC (holding the Stanton Facility) and Southern Company – Oleander LLC (holding the Oleander Facility) will cease to be eligible to actively participate in the Plan.
(2)    Vesting Acceleration. Effective as of December 4, 2018, Participants who cease to be Employees due to the sale of Southern Power Company’s equity interests in Southern Company – Florida LLC (holding the Stanton Facility) and Southern Company – Oleander LLC (holding the Oleander Facility) will be deemed to be fully vested in their Accounts for all purposes hereunder.

2.
Effective as of August 1, 2018, Section 11.6(f) of the Plan shall be amended to read as follows:

(f)    [Reserved].
3.
Except as amended by this First Amendment, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Administrative Committee, through its authorized representative, has adopted this First Amendment to the Southern Company Employee Savings Plan, as amended and restated as of January 1, 2018, this 7th day of December, 2018.

EMPLOYEE SAVINGS PLAN COMMITTEE
By:	/s/James M. Garvie

Name:	James M. Garvie

Its:	Chairperson

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